Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-276794) of Arcutis Biotherapeutics, Inc.,
(2) Registration Statement (Form S-8 No. 333-236178) pertaining to the 2017 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Arcutis Biotherapeutics, Inc.,
(3) Registration Statement (Form S-8 No. 333-253155) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of Arcutis Biotherapeutics, Inc.,
(4) Registration Statement (Form S-8 No. 333-262902) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the 2022 Employment Inducement Incentive Plan of Arcutis Biotherapeutics, Inc.,
(5) Registration Statement (Form S-8 No. 333-270136) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the 2022 Employment Inducement Incentive Plan of Arcutis Biotherapeutics, Inc.,
(6) Registration Statement (Form S-8 No. 333-277405) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of Arcutis Biotherapeutics, Inc., and
(7) Registration Statement (Form S-8 No. 333-285203) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan.

of our reports dated February 25, 2026, with respect to the consolidated financial statements of Arcutis Biotherapeutics, Inc. and the effectiveness of internal control over financial reporting of Arcutis Biotherapeutics, Inc. included in this Annual Report (Form 10-K) of Arcutis Biotherapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Los Angeles, California
February 25, 2026